As filed with the Securities and Exchange Commission on July 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARATHON PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	539 South Main Street Findlay, Ohio 45840-3229 (419) 422-2121	27-1284632 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Michael Wilder, Esq.

Vice President, General Counsel & Secretary

539 South Main Street

Findlay, Ohio 45840-3229

(419) 422-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Solecki

Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Facsimile: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.01 per share	1,100,000	$37.27	$40,997,000	$4,760

(1)	Represents the maximum number of shares of Common Stock, par value $0.01 per share, of Marathon Petroleum Corporation issuable pursuant to the Marathon Petroleum Corporation Amended and Restated 2011 Incentive Compensation Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for the purposes of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low sale prices for the shares of the Registrant’s common stock as reported on a when-issued basis on The New York Stock Exchange on June 27, 2011.

Prospectus

MARATHON PETROLEUM CORPORATION

AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN

The 1,100,000 shares of common stock covered by this prospectus may be acquired by participants in the Marathon Petroleum Corporation Amended and Restated 2011 Incentive Compensation Plan, which we refer to as the Plan, upon the exercise of certain options to purchase shares of our common stock or the exercise of certain stock appreciation rights, which we refer to collectively as awards, issued pursuant to the Plan. All awards are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes.

Our common stock is listed on the New York Stock Exchange under the symbol “MPC.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

THE COMPANY

Marathon Petroleum Corporation, which we refer to throughout this prospectus as “we,” “Marathon Petroleum” and “MPC,” was incorporated in Delaware on November 9, 2009 as a wholly owned subsidiary of Marathon Oil Corporation, which we refer to throughout this prospectus as “Marathon Oil.” Effective as of June 30, 2011, Marathon Petroleum was separated from Marathon Oil and became an independent, publicly traded company in a “spin-off” transaction. Following the spin-off, Marathon Oil did not retain any ownership interest in our company. Our assets and business consist of those that Marathon Oil attributed to its petroleum refining, marketing and transportation operations and that were reported as its refining, marketing and transportation segment in its financial statements.

Marathon Petroleum is one of the largest petroleum product refiners, transporters and marketers in the United States. Its principal executive offices are located at 539 South Main Street, Findlay, Ohio 45840-3229, and its telephone number at that location is (419) 422-2121.

RISK FACTORS

Before you decide to invest in shares of our common stock, you should carefully consider the specific risks set forth under the caption “Risk Factors” included in the information statement filed with the SEC as part of our registration statement on Form 10 on January 25, 2011, as amended, and under the caption “Risk Factors” in any of our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference in this prospectus. For more information, see “Where You Can Find More Information.” We cannot assure you of a profit or protect you against a loss on the shares of our common stock that you acquire under the Plan.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements included or incorporated by reference in this prospectus that are not historical facts are forward-looking statements that involve risks and uncertainties. You can identify our forward-looking statements by words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “predicts,” “targets,” “projects,” “could,” “may,” “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes.

Forward-looking statements include, but are not limited to, statements that relate to, or statements that are subject to risks, contingencies or uncertainties that relate to:

•	the spin-off, as well as the anticipated effects of restructuring or reorganization of business components;

•	future levels of revenues, refining and marketing gross margins, retail gasoline and distillate gross margins, merchandise margins, income from operations, net income or earnings per share;

•	anticipated volumes of feedstock, throughput, sales or shipments of refined products;

•	anticipated levels of regional, national and worldwide prices of hydrocarbons and refined products;

•	anticipated levels of crude oil and refined product inventories;

•	future levels of capital, environmental or maintenance expenditures and general and administrative and other expenses;

•	the success or timing of completion of ongoing or anticipated capital or maintenance projects;

•	expectations regarding the acquisition or divestiture of assets;

•	the potential effects of judicial or other proceedings on our business, financial condition results of operations and cash flows; and

•	the anticipated effects of actions of third parties such as competitors, or federal, foreign, state or local regulatory authorities, or plaintiffs in litigation.

The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, including the following:

•	changes in general economic, market or business conditions;

•	the domestic and foreign supplies of crude oil and other feedstocks;

•	the ability of the members of the Organization of Petroleum Exporting Countries to agree on and to influence crude oil price and production controls;

•	the domestic and foreign supplies of refined products such as gasoline, diesel fuel, jet fuel, home heating oil and petrochemicals;

•	the level of foreign imports of refined products;

•	refining industry overcapacity or undercapacity;

•	changes in the cost or availability of third-party vessels, pipelines and other means of transportation for crude oil feedstocks and refined products;

•	the price, availability and acceptance of alternative fuels and alternative-fuel vehicles and laws mandating such fuels or vehicles;

•	fluctuations in consumer demand for refined products, including seasonal fluctuations;

•	political and economic conditions in nations that consume refined products, including the United States, and in crude oil producing regions, including the Middle East, Africa and South America;

•	the actions taken by our competitors, including pricing adjustments, expansion of retail activities, and the expansion and retirement of refining capacity in response to market conditions;

•	changes in fuel and utility costs for our facilities;

•	delay of, cancellation of or failure to implement planned capital projects and realize the benefits projected for such projects, or cost overruns associated with such projects;

•	accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines or equipment, or those of our suppliers or customers;

•	earthquakes, hurricanes, tornadoes, other natural disasters and irregular weather, which can unforeseeably affect the price or availability of crude oil and other feedstocks and refined products;

•	acts of terrorism aimed at either our facilities or other facilities that could impair our ability to produce or transport refined products or receive feedstocks;

•

legislative or regulatory action, including the introduction, enactment or modification of federal, state, municipal or foreign legislation or rulemakings, which may adversely affect our business or operations;

•	rulings, judgments or settlements in litigation or other legal, tax or regulatory matters, including unexpected environmental remediation costs, in excess of any reserves or insurance coverage;

•	labor and material shortages;

•	the maintenance of satisfactory relationships with labor unions and joint venture partners;

•	the ability and willingness of parties with whom we have material relationships to perform their obligations to us; and

•	changes in the credit ratings assigned to our debt securities and trade credit and changes affecting the credit markets generally.

We do not undertake any obligation to update the forward-looking statements included in this prospectus, unless we are required by applicable securities laws to do so.

USE OF PROCEEDS

Any proceeds we receive from the exercise of stock options issued under the plan will be used for general corporate purposes. We cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

In connection with the spin-off, each award of stock options and stock appreciation rights that was previously made to current or former directors, officers or employees of Marathon Oil and Marathon Petroleum under Marathon Oil’s equity compensation program and vested on or before the effective date was converted into an adjusted award based on Marathon Oil common stock and a “new” award based on Marathon Petroleum common stock, as described below under “Description of Award Adjustments.” The awards that are based on our common stock were granted by us under the Plan, in accordance with the terms of the employee matters agreement that we entered into with Marathon Oil in connection with the spin-off, and were made in partial substitution of the stock options or stock appreciation rights that were granted under Marathon Oil’s equity compensation program. The registration statement of which this prospectus forms a part only covers awards that were granted under the Plan to individuals who, at the time of the spin-off, were no longer employed by or serving on the board of directors of Marathon Oil or Marathon Petroleum and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such awards. The registration statement also does not cover any awards that were granted to any individual who, upon completion of the spin-off, was employed by or was serving on the board of directors of either Marathon Oil or Marathon Petroleum, or any other awards that we may grant under the Plan in the future.

DESCRIPTION OF AWARD ADJUSTMENTS

The employee matters agreement establishes, among other things, the mechanics for the conversion and adjustment on the distribution date of equity awards granted under Marathon Oil’s equity compensation plans into adjusted Marathon Oil awards and equity awards granted by us. In accordance with the employee matters agreement, effective on the distribution date:

•

Outstanding options to purchase shares of Marathon Oil common stock that vested on or before June 30, 2011, whether held by a current or former officer or employee of Marathon Oil or a current or former officer or employee of Marathon Petroleum, were converted into an adjusted Marathon Oil stock option and a Marathon Petroleum stock option. The Marathon Oil and Marathon Petroleum options received by each optionee, when combined, will generally preserve the intrinsic value of each original option grant and the ratio of the exercise price to the fair market value of Marathon Oil common stock on the distribution date. The resulting Marathon Oil stock options and Marathon Petroleum stock options are subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the Marathon Oil stock option immediately prior to the distribution. At the effective time of the spin-off, there were no outstanding options to purchase shares of Marathon Oil common stock held by former directors, officers or employees that had not yet vested.

•

Outstanding vested Marathon Oil stock appreciation rights were replaced with both adjusted Marathon Oil stock appreciation rights and Marathon Petroleum stock appreciation rights to receive a payment in cash or common stock. Both stock appreciation rights, when combined, generally preserve the aggregate intrinsic value of each original stock appreciation right grant. They will also generally preserve the ratio of exercise price to the fair market value of Marathon Oil common stock on the distribution date. At the effective time of the spin-off, there were no outstanding stock appreciation rights issued by Marathon Oil and held by former directors, officers or employees that had not yet vested.

In adjusting Marathon Oil options and stock appreciation rights or granting substitute Marathon Petroleum options and stock appreciation rights, the conversion method can result in fractional shares. Any fractional shares subject to adjusted Marathon Oil options and substitute Marathon Petroleum options are disregarded, and the number of shares subject to such options are rounded down to the next lower whole number of shares. Any fractional shares underlying stock appreciation rights are similarly disregarded.

The mechanics for conversion and adjustment of the equity awards summarized above are more fully described in Article XIII of the employee matters agreement. The foregoing descriptions of the equity award adjustments are qualified in their entirety by the complete terms and conditions of the employee matters agreement, which is filed as an exhibit to our registration statement on Form 10 filed with the SEC on January 25, 2011, as amended, and incorporated in this prospectus by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the common stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents into this prospectus:

•	our registration statement on Form 10 filed with the SEC on January 25, 2011, as amended, including, without limitation, the description of capital stock contained in the registration statement; and

•	our current reports on Form 8-K filed with the SEC on June 22, 2011.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio 45840-3229

Attention: Corporate Secretary

Telephone: (419) 422-2121

LEGAL MATTERS

Jones Day will pass upon the validity of the common stock offered by this prospectus.

EXPERTS

The combined financial statements for the Refining, Marketing & Transportation Business of Marathon Oil Corporation incorporated in this Prospectus by reference to Marathon Petroleum Corporation’s Registration Statement on Form 10, as amended, for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MARATHON PETROLEUM CORPORATION

Amended and Restated 2011 Incentive Compensation Plan

PROSPECTUS

July 1, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$4,760
Printing expenses	10,000
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Miscellaneous	5,240

Total	$50,000

Item 15.	Indemnification of Directors and Officers.

General Corporation Law of the State of Delaware

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws

Article Ten of Marathon Petroleum’s restated certificate of incorporation states that:

No Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing provision will not eliminate or limit the liability of a Director (a) for any breach of that Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to section 174 of the DGCL, as the same exists or as that provision hereafter may be amended or modified from time to time, or (d) for any transactions from which that Director derived an improper personal benefit. If the DGCL is amended or modified after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director, in addition to the limitation on personal liability provided in this Restated Certificate of Incorporation, will be limited to the fullest extent permitted by that law, as so amended or modified. Any repeal or modification of this Article TEN by the stockholders of the Corporation will be prospective only and will not have any effect on the liability or alleged liability of a Director arising out of or related to any event, act or omission that occurred prior to such repeal or modification.

In addition, our bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, manager, partner, member, member representative or other designated legal representative of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. Our bylaws also provide that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with specified undertakings. Notwithstanding the foregoing, our bylaws provide that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our board of directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of our certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Our bylaws also permit us to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. We intend to maintain directors’ and officers’ liability insurance providing coverage to our directors and officers.

Item 16.	Exhibits

Exhibit No.	Description of Exhibit

*2.1	Separation and Distribution Agreement, dated as of May 25, 2011, among Marathon Oil Corporation, Marathon Oil Company and Marathon Petroleum Corporation (filed as Exhibit 2.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form 10, filed May 26, 2011 (file no. 001-35054) and incorporated herein by reference).

*4.1	Restated Certificate of Incorporation of Marathon Petroleum Corporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed June 22, 2011 (file no. 001-35054) and incorporated herein by reference).

*4.2	Amended and Restated Bylaws of Marathon Petroleum Corporation (filed as Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form 10, filed May 26, 2011 (file no. 001-35054) and incorporated herein by reference).

*4.3	Marathon Petroleum Corporation Amended and Restated 2011 Incentive Compensation Plan (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (registration no. 333-175244) and incorporated herein by reference).

Exhibit No.	Description of Exhibit

5.1	Opinion of Jones Day.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney of directors and officers of Marathon Petroleum Corporation.

*	Incorporated by reference to the filing indicated.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Marathon Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, the State of Ohio, on July 1, 2011.

MARATHON PETROLEUM CORPORATION

By:	/s/ Gary R. Heminger
Gary R. Heminger
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 1, 2011.

Signature	Title

/s/ Gary R. Heminger Gary R. Heminger	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Donald C. Templin Donald C. Templin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael G. Braddock Michael G. Braddock	Vice President—Accounting and Controller (Principal Accounting Officer)

* David A. Daberko	Director

* William A. Davis	Director

* Charles R. Lee	Director

* Seth E. Schofield	Director

* John W. Snow	Director

* Thomas J. Usher	Chairman of the Board

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Gary R. Heminger	July 1, 2011
Gary R. Heminger
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

*2.1	Separation and Distribution Agreement, dated as of May 25, 2011, among Marathon Oil Corporation, Marathon Oil Company and Marathon Petroleum Corporation (filed as Exhibit 2.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form 10, filed May 26, 2011 (file no. 001-35054) and incorporated herein by reference).

*4.1	Restated Certificate of Incorporation of Marathon Petroleum Corporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed June 22, 2011 (file no. 001-35054) and incorporated herein by reference).

*4.2	Amended and Restated Bylaws of Marathon Petroleum Corporation (filed as Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form 10, filed May 26, 2011 (file no. 001-35054) and incorporated herein by reference).

*4.3	Marathon Petroleum Corporation Amended and Restated 2011 Incentive Compensation Plan (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (registration no. 333-175244) and incorporated herein by reference).

5.1	Opinion of Jones Day.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney of directors and officers of Marathon Petroleum Corporation.

*	Incorporated by reference to the filing indicated.